Exhibit 5.1

Opinion of Walkers (Hong Kong) regarding the validity of the securities

Partners:	15 November 2021	Our Ref: NASD/SSNC/P3431-H19472

Paul Aherne **

John Cartwright *

Joanne Collett *

Mark Cummings *****

Stuart D’Addona ****

Nicholas Davies ***

Shamar Ennis ***

James Gaden ****

Thomas Granger **

Kristen Kwok **

Callum McNeil **

Alice Molan ******

Thomas Pugh *

Andrew Randall **

Rupen Shah *******

Denise Wong **

The Board of Directors

Puyi Inc.

42F, Pearl River Tower

No. 15 Zhujiang West Road

Zhujiang New Town

Tianhe, Guangzhou

Guangdong, China

Dear Sir or Madam

PUYI INC.

We have acted as Cayman Islands legal advisers to Puyi Inc. (the “Company”) in connection with the registration for issuance and sale from time to time, on a delayed basis, by the Company of (i) ordinary shares (“Ordinary Shares”) at par value US$0.001 each of the Company, including the American depositary shares, or ADSs, with two ADS representing three Ordinary Shares; (ii) preferred shares (“Preferred Shares”); (iii) warrants (“Warrants”); (iv) debt securities (“Debt Securities”); (v) subscription rights (“Subscription Rights”); and (vi) units, comprised of, or other combinations of, the foregoing securities registered under the F-3 Registration Statement (“Units”), in each case as contemplated by the Form F-3 Registration Statement (“Registration Statement”), to be filed by the Company under the U.S. Securities Act of 1933, as amended and supplemented, with the U.S. Securities and Exchange Commission (the “Commission”). The Ordinary Shares (including the ADS), Preferred Shares, Warrants, Debt Securities, Subscription Rights and Units being registered are for a maximum initial aggregate offering price of not exceeding US$100,000,000. We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this Opinion nor upon matters of fact or the commercial terms of the transactions the subject of this Opinion.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Ireland; ******Victoria (Australia); *******Bermuda

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1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.	With respect to Ordinary Shares (including the ADS), Preferred Shares, Warrants, Debt Securities, Subscription Rights and Units of the Company when (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters; (b) the provisions of the applicable definitive purchase, underwriting or similar agreements approved by the Board have been satisfied and payment of the consideration specified therein (being not less than their par value) has been made; and (c) valid book-entry notations are made in the register of members of the Company, then such (i) Ordinary Shares (including the ADS) and Preferred Shares will have been duly authorised and validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company), (ii) such Warrants, Subscription Rights and Units will have been duly authorized and validly issued and constitute legal, valid and binding obligations of the Company, and (iii) such Debt Securities will have been duly executed, issued and delivered.

3.	The statements under the section “Taxation” in the Form 20-F (as defined in Schedule 1) and the statements under the sub-paragraph entitled “Impact of Taxation on Dividends” of the section “Our Company” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all respects and that such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

WALKERS (Hong Kong)

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Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 6 August 2018, the Second Amended and Restated Memorandum and Articles of Association as adopted by special resolution on 21 November 2018 (the “Memorandum and Articles”), the Register of Members as of 14 November 2021 and the Register of Directors, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”).

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 14 November 2021 (Cayman Islands time).

3.	The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands (the “Grand Court”) kept at the Clerk of Court’s Office, George Town, Grand Cayman (the “Court Register”), as at 9.00am Cayman Islands time on 14 November 2021 (the “Search Time”).

4.	A Certificate of Good Standing dated 11 November 2021 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

5.	A copy of the written resolutions of the Board of Directors of the Company dated 15 November 2021 (the “Resolutions”).

6.	The Registration Statement.

7.	The Annual Report on Form 20-F of the Company for the year ended 30 June 2019 filed with the Commission on 28 September 2020 (the “Form 20-F”).

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Schedule 2

ASSUMPTIONS

1.	All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Registration Statement outside the Cayman Islands to ensure the legality, validity and enforceability of the Registration Statement have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied (except those required by the laws of the Cayman Islands).

2.	The resolutions authorising the issuance of the Ordinary Shares (including the ADS), Preferred Shares, Warrants, Debt Securities, Subscription Rights and Units are and shall remain in full force and effect and have not been and will not be rescinded or amended.

3.	The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a complete and accurate translation of the original document they purport to translate.

4.	The Registration Statement and the documents or agreements referred to therein have been or will be duly authorised, executed and delivered by or on behalf of all relevant parties (other than the Company) prior to the issue and sale of the Ordinary Shares (including the ADS), Preferred Shares, Warrants, Debt Securities, Subscription Rights and Units and will be legal, valid, binding and enforceable against all relevant parties (other than the Company) in accordance with their terms.

5.	The Memorandum and Articles reviewed by us are the memorandum and articles of association of the Company and are in force at the date hereof.

6.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

8.	There are no records of the Company (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially restrict the powers and authority of the Directors of the Company in any way or which would affect any opinion given herein.

9.	On the date of issue of the Ordinary Shares and Preferred Shares the Company shall have sufficient authorised but unissued share capital available.

10.	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

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11.	The Company has received, or will on issue of the relevant Ordinary Shares (including the ADS), Preferred Shares, Warrants, Debt Securities, Subscription Rights and Units receive, consideration in money or money’s worth for each share when issued, such consideration in any event not being less than the stated par or nominal value of each share.

12.	The Company has, or will on issue of the relevant Ordinary Shares and Preferred Shares have, issued and sold the shares in the manner contemplated by the Registration Statement and the documents or agreements referred to therein and otherwise in compliance with all applicable laws (other than the laws of the Cayman Islands).

13.	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth herein.

14.	The statements under the captioned “Taxation” in the prospectus forming part of the Registration Statement will be the same statements as set out under the heading “Item 10.D. Additional Information—Taxation” in the Form 20-F.

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Schedule 3

QUALIFICATIONS

1.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.